                                                                    Exhibit 3-51
--------------------------------------------------------------------------------

Microfilm Number ____          Filed with the Department of State on FEB 01 1993

Entry Number  2242167                   /s/ [graphic of signature]
                                        ----------------------------------------
                                               Secretary of the Commonwealth


                      ARTICLES OF INCORPORATION FOR PROFIT

                                       OF

                        Cheltenham LTC Management, Inc.
                        -------------------------------

                              Name of Corporation
                     A TYPE OF CORPORATION INDICATED BELOW

Idicate type of domestic corporation:

|xx|  Business-stock (15 Pa. C.S. ss. 1306)                    |_| Management (15 Pa. C.S. ss. 2702)

|_|  Business-nonstock (15 Pa. C.S. ss. 2102)                  |_| Professional (15 Pa. C.S. ss. 2903)

|_|  Business-statutory close (15 Pa. C.S. ss. 2303)           |_| Insurance (15 Pa. C.S. ss. 3101)

                     |_| Cooperative (15 Pa. C.S. ss. 7102)


               DSCB: 15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

   In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.   The name of the corporation is:  Cheltenham LTC Management, Inc.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)
        ------------------------------------------------------------------------
        Number and Street     City       State       Zip       County

     (b) c/o: C T Corporation System                         Philadelphia
        ------------------------------------------------------------------------
         Name of Commercial Registered Office Provider           County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 ($1 Par) (other provisions, if any, attach
     8 1/2 x 11 sheet)

5. The name and address, including number and street, if any, of each incorporator is:

     Name                  Address

   Mary L. Nippell         Mesirov, Gelman, et als
   -----------------------------------------------------------------------------
                           1735 Market Street, 38th Floor
                           Philadelphia, PA 19103
   -----------------------------------------------------------------------------
6.   The specified effective date, if any, is:
                                         --------------------------------------
                                             month   day   year   hour, If any

DSCB:15-13062102/2303/2702/2903/3101/7102A (Rev 91)-2

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:_______________________

10. In all elections for Directors, each shareholder entitled to vote shall be entitled to only one vote for each share held, it being intended hereby to deny to shareholders the right of cumulative voting in the election of Directors.

IN TESTIMONY WHEREOF, the incorporator has signed these Articles of
Incorporation this 28th day of January   1993.

/s/ Mary L. Nippell
----------------------------------------     -----------------------------------
         (Signature)                                    (Signature)
Mary L. Nippell

Microfilm Number_______        Filed with the Department of State on Aug 14 1995

Entry Number  2242167                     /s/ [graphic of signature]
                                          --------------------------------------
                                               Secretary of the Commonwealth


               STATEMENT OF CHANGE OF REGISTERED OFFICE BY AGENT
                              DSCB:15-108 (Rev 89)


   In compliance with the requirements of 15 Pa.C.S. ss. 108 (relatIng to change in location or status of registered office provided by agent), the undersigned person who maintains the registered office of an association and who desires to change the loilowing with respect to such agency hereby states that:

1. The name of the association represented by the undersigned person is:

       CHELTENHAM LTC MANAGEMENT,INC.   (PA. DOM.)
     ---------------------------------------------------------------------------

2. The address of the present registered office in this Commonwealth of the above-named association is:

         C/O C T CORPORATION SYSTEM
     ---------------------------------------------------------------------------

     1635 Market St.     Philadelphia,  Pennsylyania  19103  Philadelphia
     ---------------------------------------------------------------------------
     Number and Street     City     State     Zip             County

3. (If the registered office address is to be changed, complete the following):

     The address in the same county to which the registered office in this Commonwealth of the above-named association is to be changed is:

     ---------------------------------------------------------------------------
     Number and Street     City     State     Zip              County

4.   The name of the person in care of the foregoing office is:  GEORGE LEWIS

     The person named immediately above in this paragraph has been designated in fact as the agent in care of the registered office in the Commonwealth of Pennysylvania of the corporation named in paragraph 2 of this statement.

5.   (Check one or more of the following as appropriate):

     |_| This statement reflects a change in name of the agent.

     |_| The change in registered office set forth in this statement reflects the removal of the place of business of the agent to a new location within the county.

     |x| The status of the agent as the provider of the registered office of the above-named association has been terminated.

   IN TESTIMONY WHEREOF, the undersigned person has caused this statement to be signed this ___ day of AUGUST 9, 1995.


                                        C T CORPORATION SYSTEM
                                        ----------------------------------------
                                                 (Name)

                                   BY: /s/ Robert Snyder
                                       -----------------------------------------

                                           Robert Snyder
                                  TITLE:   Assistant Secretary
                                       -----------------------------------------